SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 23, 2002
Date of Report (Date of earliest event reported)

GADZOOX NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

000-26541 (Commission File)	77-0308899 (IRS Employer Identification Number)

5850 Hellyer Avenue
San Jose, CA 95138
(Address of principal executive offices, including zip code)

(408) 360-4950
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 99.1

     ITEM 5. OTHER EVENTS

     On January 23, 2002, Gadzoox Networks, Inc. (“Gadzoox”) sold 7,825,000 shares of its common stock at a per share purchase price of $0.50, resulting in gross proceeds to Gadzoox of $3,912,500. The 7,825,000 shares of Gadzoox common stock sold in the private placement represent approximately 16.6% of the approximately 47.2 million shares of Gadzoox common stock outstanding following the sale of such shares. The proceeds received from the sale of the shares will be used for working capital purposes.

     In connection with the sale of the shares, Gadzoox entered into a registration rights agreement with the investors to register for resale the shares the investors bought in the private placement transaction. Under the terms of the registration rights agreement, if the registration statement covering the resale of the shares is not declared effective by the SEC on or before April 24, 2002, Gadzoox will be required to pay a fee to the investors equal to one-half of one percent of the purchase price of the shares, or $19,562.50. In addition, for every 30 day period thereafter, if the registration statement has not been declared effective by the SEC by the end of such period, Gadzoox will be required to pay an additional fee to the investors equal to one percent of the purchase price of the shares, or $39,125. Furthermore, if the registration statement has not been declared effective on or prior to January 18, 2003, the investors have the right to demand that Gadzoox repurchase the shares at a purchase price of $0.55 per share, which aggregate repurchase price would equal $4,303,750 if the investors demanded all such shares be repurchased at the $0.55 price. The foregoing description of certain provisions of the registration rights agreement is only a summary and is qualified in its entirety by reference to the registration rights agreement, a copy of which is attached hereto as Exhibit 4.1.

     The issuance of the shares was exempt from registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder based upon the representations of each of the investors that it was an “accredited investor” as defined under Regulation D and that it was purchasing such shares without a present view toward a distribution of the shares. In addition, there was no general advertisement conducted in connection with the sale of the shares. A copy of Gadzoox’s press release announcing the private placement is attached hereto as Exhibit 99.1

     ITEM 7. EXHIBITS

Exhibit
Number	Description

4.1	Registration Rights Agreement, dated as of January 23, 2002, by and among Gadzoox and the investors identified on the signature pages thereto.
99.1	Press Release dated January 24, 2002 of Gadzoox Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOX NETWORKS, INC.

Date: January 31, 2002	By:	/s/ David Eichler

David Eichler Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of January 23, 2002, by and among Gadzoox and the investors identified on the signature pages thereto.
99.1	Press Release dated January 24, 2002 of Gadzoox Networks, Inc.